UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2020

ORION GROUP HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace Suite 300

Houston, Texas  77034

(Address of principal executive offices)

(713) 852-6500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 29, 2020, Austin J. Shanfelter, will conclude his role as Interim Chief Operating Officer (COO) with Orion Group Holdings, Inc. (the “Company”). Mr. Shanfelter was appointed Interim COO on March 26, 2019, to assist with the implementation of the Company’s Invest, Scale, and Grow (ISG) initiative under its Process Improvement Plan, which has been substantially completed, while the Company conducted a search.  After he concludes his role as Interim COO on February 29, 2020, Mr. Shanfelter will resume functioning as an independent member of the Company’s Board of Directors and will be eligible to serve as a member of the various committees of the Board.

Item 8.01 Other Events

On February 20, 2020, the Company issued a press release announcing the Interim Chief Operating Officer will conclude role effective February 29, 2020. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Exhibit Index

Exhibit No.	Description
99.1	Press release issued February 20, 2020 announcing the Interim Chief Operating Officer will conclude role effective February 29, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Group Holdings, Inc.
Dated: February 20, 2020	By:	/s/ Mark R. Stauffer
President and Chief Executive Officer